UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of earliest event reported): June 12, 2012

LIME ENERGY CO.

(Exact name of registrant as specified in its charter)

DELAWARE	001-16265	36-4197337
(State or other jurisdiction of	(Commission File #)	(IRS Employer Identification No.)
incorporation)

16810 Kenton Drive, Suite 240, Huntersville, NC 28078

(Address of principal executive offices)

(704) 892-4442
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07     Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of Lime Energy Co. (the “Company”) was held on June 12, 2011. At the annual meeting, the stockholders of the Company voted on the election of six directors and one proposals.  A summary of the proposals and the voting results are as follows:

1.               To elect the six directors named in the Company’s proxy statement for a one-year term ending at our 2013 annual meeting of stockholders or until their respective successors are duly elected and qualified:

	For	Withhold	Broker Non-Votes
David R. Asplund	12,164,170	451,672	7,458,514
Gregory T. Barnum	12,331,215	284,627	7,458,514
Christopher W. Capps	11,951,705	664,137	7,458,514
Stephen Glick	11,953,145	662,697	7,458,514
Richard P. Kiphart	11,954,812	661,030	7,458,514
John O’Rourke	12,164,378	451,464	7,458,514

2.     To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year 2012:

For	12,184,385
Against	540,795
Abstain	48,048

ITEM 8.01     Other Events

On June 12, 2012, immediately following the Company’s annual meeting of stockholders, the Company’s Board of Directors approved a reduction in the size of the Board from ten members to seven members.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIME ENERGY CO.

Dated: June 13, 2011	By:	/s/ Jeffrey Mistarz
Jeffrey Mistarz
Executive Vice President,
Chief Financial Officer & Treasurer